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                                                                    EXHIBIT (23)

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in Registration
Statement No. 333-34663 on Form S-3 and Post-Effective Amendment No. 1 to Registration Statement No. 333-1709 both dated August 29, 1997, and in the related Prospectus dated September 19, 1997; Registration Statement No. 333-1709 on Form S-3 and Post-Effective Amendment No. 2 to Registration Statement No. 33-9127 on Form S-3 both dated March 14, 1996, and in the related Prospectus dated March 20, 1996; Post-Effective Amendment No. 2 to Registration Statement No. 33-14682 on Form S-8 dated April 28, 1989; Registration Statement No. 33-28638 on Form S-8 dated May 10, 1989; Registration Statement No. 33-54059 on Form S-8 dated June 10, 1994; Registration Statement No. 33-55399 on Form S-8 dated September 8, 1994; Registration Statement No. 333-33047 on Form S-8 dated August 7, 1997; Registration Statement No. 333-52039 on Form S-8 dated May 4, 1998; Registration Statement No. 333-52041 on Form S-8 dated May 4, 1998; and Registration Statement No. 333-52043 on Form S-8 dated May 4, 1998, of our report dated January 27, 1999, with respect to the consolidated financial statements and schedule included in this Annual Report (Form 10-K), for the year ended December 31, 1998 of Aeroquip-Vickers, Inc.

                                         /s/ ERNST & YOUNG LLP

Toledo, Ohio
March 23, 1999



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